UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 12, 2018

PURADYN FILTER TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-11991	14-1708544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL	33426
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 547-9499

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01	Other Events.

On April 12, 2018 the board of directors of Puradyn Filter Technologies Incorporated approved the adoption of our 2018 Equity Compensation Plan (the “2018 Plan”) and reserved 10,000,000 shares of our common stock for grants under this plan.  The purpose of the 2018 Plan is to enable us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company.  The 2018 Plan is administered by our board of directors. Plan awards may be:

•	incentive stock options (ISOs);

•	non-qualified options (NSOs);

•	awards of our common stock;

•	stock appreciation rights (SARs);

•	restricted stock units (RSUs);

•	performance units;

•	performance shares; and/or

•	other stock-based awards.

Any option granted under the 2018 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2018 Plan is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised, including if it may be exercised on a “cashless basis” is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the 2018 Plan is determined by the board of directors at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

The foregoing description of the material terms and conditions of the 2018 Plan is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is filed as Exhibit 10.1 to this report.

On April 12, 2018, following the adoption of the 2018 Plan, our board of directors granted options under the plan to various employees and consultants as compensation for services rendered to us.  Grantees included certain of our executive officers and directors, including Messrs. Joseph V. Vittoria, Lt. General John A. Caldwell, Jr., Kevin G. Kroger and Alan J. Sandler.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Puradyn Filter Technologies Incorporated 2018 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURADYN FILTER TECHNOLOGIES INCORPORATED

Date: April 12, 2018	By:	/s/ Joseph V. Vittoria
Joseph V. Vittoria, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Puradyn Filter Technologies Incorporated 2018 Equity Compensation Plan

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